THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND FORBEARANCE
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     THIS THIRD  AMENDMENT TO SECOND AMENDED AND RESTATED  CREDIT  AGREEMENT AND
FORBEARANCE (this "Amendment"), dated as of July 20, 2001, is entered into among
(1) POINT.360, a California corporation (the "Borrower"), (2) the Lenders party to the Credit Agreement referred to below and (3) UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Lenders (in such capacity, the "Agent").

                                    RECITALS
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     A. The  Borrower,  the Lenders and the Agent  previously  entered into that certain Second Amended and Restated Credit Agreement dated as of September 28, 2000, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of April 5, 2001 and a Second Amendment to Second Amended and Restated Credit Agreement and Forbearance (the "Second Amendment") dated as of June 11, 2001 (as amended, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

     B. At the time of the Second Amendment, the aggregate principal amount of Loans outstanding exceeded the Borrowing Base, resulting in an Event of Default (the "First Overadvance Default") under the Credit Agreement. Pursuant to the Second Amendment, the Agent and the Lenders agreed to forbear, until June 18, 2001, from exercising their rights and remedies under the Credit Agreement as a result of the First Overadvance Default. The First Overadvance Default was cured on June 18, 2001.

     C. Based on its Borrowing Base Certificate dated June 28, 2001, the Borrower was again in default of the Borrowing Base provisions of the Credit Agreement by a principal amount equal to $1,337,500. On or about July 17, 2001, the Borrower made a repayment in the amount of $100,000, reducing the principal amount of such overadvance to $1,237,500 (such amount, the "New Overadvance Amount"). Such overadvance has resulted in a default under Sections 2.1(a) and 2.5(d) of the Credit Agreement, and an Event of Default under Section 7(a) of the Credit Agreement. In addition, the Borrower has informed the Agent that it is in default of the minimum net worth covenant contained in Section 6.1(c) of the Credit Agreement, which has resulted in a default under such Section and an Event of Default under Section 7(c) of the Credit Agreement.

     D. As of the date hereof, prior to the effectiveness of this Amendment, (i) the Aggregate Commitment is $35,000,000 and (ii) the aggregate principal amount of Loans outstanding under the Credit Agreement is $29,849,484.

     E. The Borrower has requested that the Agent and the Lenders forbear from exercising their rights and remedies under the Credit Agreement due to the occurrence of the foregoing defaults. The Agent and the Lenders have agreed to forbear from exercising such rights and remedies, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


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

     SECTION 1. ACKNOWLEDGEMENT OF EXISTING EVENTS OF DEFAULT AND APPLICATION OF DEFAULT INTEREST RATE .

         (a) The Borrower hereby acknowledges that, on or about June 28, 2001, the outstanding principal amount of Loans equaled $29,271,484 ($29,949,484, less $678,000 deducted per the last sentence of the definition of "Borrowing Base") and the Borrowing Base equaled $27,933,984, resulting in an overadvance of $1,337,500 in violation of Section 2.1(a) of the Credit Agreement. On or about July 17, 2001, the Borrower made a repayment in the amount of $100,000, reducing the principal amount of such overadvance to the New Overadvance Amount of $1,237,500. Such Event of Default is continuing and has not been cured. Failure to make the immediate repayment, with interest, required by Section 2.5(d) has resulted in a payment Event of Default under Section 7(a) of the Credit Agreement. Such Event of Default is continuing and has not been cured. Nothing in this Amendment is intended to, or shall be construed to, waive such Event of Default.

         (b) The Borrower hereby acknowledges that its Net Worth as of May 31, 2001 was $32,274,060. The Net Worth Requirement as of such date was $32,400,000, resulting in a default under Section 6.1(c) of the Credit Agreement, and an Event of Default under Section 7(c) of the Credit
     Agreement. Such Event of Default is continuing and has not been cured. Nothing in this Amendment is intended to, or shall be construed to, waive such Event of Default.

         (c) The Borrower acknowledges that, pursuant to Section 2.8(c) of the Credit Agreement, all outstanding amounts under the Credit Agreement are accruing interest at the default rate described therein (the "Default Rate"), payable on demand. The parties hereto agree that the Default Rate shall apply to all such outstanding amounts effective as of June 28, 2001. Nothing in this Section 1(c) shall modify or limit the accrual of interest at the Default Rate in connection with the First Overadvance Default, as more fully set forth in the Second Amendment.

     SECTION 2. ACKNOWLEDGEMENT OF OUTSTANDING LOANS, OUTSTANDING LETTER OF CREDIT AND EXISTING LOAN DOCUMENTS.

         (a) The Borrower hereby acknowledges that, as of the date hereof, the outstanding principal amount of Loans under the Credit Agreement is $29,849,484.

         (b) The parties hereto hereby acknowledge and agree that (i) on or about January 30, 1998, UBOC issued that certain letter of credit bearing letter of credit no. S230996, dated such date, expiring on May 31, 2004, for the benefit of O.D.S. Technologies LP and in the face amount of $92,239.20 (the "Existing Letter of Credit") and (ii) it is the intent of the parties that the Existing Letter of Credit constitute a Letter of Credit under the Credit Agreement, in all respects as if such Letter of Credit had been originally issued hereunder. In furtherance and not in limitation of the foregoing, as of the Restatement Date the Existing Letter of Credit shall be deemed to be a Letter of Credit, entitled to all of the benefits of the Loan Documents including but not limited to all Guarantees, all Collateral Documents and all Guarantor Collateral Documents.

         (c) The Borrower acknowledges and agrees that each Loan Document executed by any Obligor pursuant to the Credit Agreement remains in full force and effect, including but not limited to those documents and instruments described in Section 2(b) of the Second Amendment.


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     SECTION 3. FORBEARANCE.  Subject to fulfillment of the conditions set forth below, the Agent and the Lenders agree to forbear from exercising until August 27, 2001 (the "Forbearance Period"), their rights and remedies under the Credit Agreement due to the Events of Default described in Section 1 hereof. The Borrower agrees and acknowledges that in the event that it fails to cure such Events of Default prior to such date in accordance with the terms of this Agreement, (i) such failure shall constitute an immediate Event of Default under
Section 7 of the Credit Agreement having no grace period, and (ii) the Agent and the Lenders may immediately exercise their rights and remedies under the Credit
Agreement  and  the  other  Loan   Documents  due  to  such  Event  of  Default.
Furthermore, the Agent and the Lenders may exercise their rights and remedies under the Credit Agreement and the other Loan Documents immediately upon the occurrence of any Default other than that described in Section 1 hereof, including any Default of the terms of this Agreement or the Second Amendment. Nothing contained in this Agreement shall be interpreted as or be deemed a release or a waiver by the Agent or the Lenders of any of the terms or conditions of the Loan Documents. Unless specifically amended herein, all terms and provisions of the Loan Documents shall remain in full force and effect in accordance with their original terms. For the avoidance of doubt, the parties hereto agree that no borrowings under the Credit Agreement, or issuance of Letters of Credit, shall made during the Forbearance Period.

     SECTION 4. ADDITIONAL COVENANTS OF THE BORROWER. In addition to the covenants set forth in the Credit Agreement, the other Loan Documents (including the Second Amendment) and this Agreement, the Borrower hereby agrees as follows:

         (a) Cure of New Overadvance Amount Default. Notwithstanding any provision of the Credit Agreement to the contrary, the Borrower shall cause (either by repayment, or by delivery of a Borrowing Base Certificate pursuant to Section 5.13 of the Credit Agreement, on or before the applicable Reduction Date, showing an increase in the Borrowing Base as of the immediately preceding Monday), on or before each Reduction Date set forth below, the New Overadvance Amount to be reduced to not more than the corresponding Amount set forth below, as follows:

                  REDUCTION DATE             OVERADVANCE AMOUNT
                  --------------             ------------------

                  July 23, 2001                  $1,037,500
                  July 30, 2001                  $  837,500
                  August 6, 2001                 $  637,500
                  August 13, 2001                $  437,500
                  August 20, 2001                $  237,500
                  August 27, 2001                $        0

In the event that, on any Reduction Date, the New Overadvance Amount is reduced to an amount less than that required for such date in the foregoing table (such excess reduction, an "Excess Payment"), then such Excess Payment shall be applied to the remaining payments due under such table in inverse order of maturity. Any payment made by the Borrower pursuant to this Section 4.1(a) shall be received by the Agent, at the office of the Agent set forth in the Credit Agreement for repayments, on or before 12:00 Noon, Los Angeles time. Interest accruing on amounts so repaid shall be due and payable on the next Interest Payment Date.


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         (b) FINANCIAL  CONSULTANT.  The Borrower agrees to engage, on or before
     July 20, 2001, a business advisor and/or financial consultant acceptable to the Lenders. All fees, costs and expenses of such advisor and/or consultant shall be for the account of the Borrower. This Section 4(b) replaces in its entirety Section 4(c) of the Second Amendment.

Any failure of the  Borrower to perform any of the  covenants  set forth in this
Section 4 in accordance with their terms shall constitute an immediately Event of Default having no grace period.

     SECTION 5. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date first set forth above, the Credit Agreement is hereby amended as follows:

         (a)  The   Aggregate   Commitment  is  reduced  from   $35,000,000   to
     $30,050,000. In connection therewith, Schedule 2.1 to the Credit Agreement is replaced with Schedule 2.1 hereto.

         (b) Section 2.1(d) is restated in its entirety to read as follows:

            "(d) All outstanding Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Loan Commitment Expiration Date."

         (c) Section 5.1(c) is restated in its entirety to read as follows:

            "(c) MONTHLY REPORTS. The Borrower shall deliver to the Agent, with sufficient copies for each Lender, within 30 days of the end of each of the first two months in each quarter, (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such month, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and (ii) a report in form reasonably satisfactory to the Agent providing information with respect to the Borrower's Accounts Receivable agings."

     SECTION 6. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following:

         (a) this Amendment, duly executed by the Borrower and each Lender;

         (b) evidence of the Guarantors' consent to this Amendment, in form and substance acceptable to the Agent;

         (c) a release of claims, executed by the Borrower and the Guarantors, in form and substance acceptable to the Agent;


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

         (d) resolutions of the board of directors of the Borrower, authorizing this Amendment, certified by an appropriate officer of the Borrower;

         (e) all outstanding legal fees incurred by the Agent and/or the Lenders in connection with the Credit Agreement, to the extent requested by the Agent or the Lenders to be paid in connection herewith; and

         (f) such other documents, agreements and opinions that the Agent or any Lender may request.

     SECTION 7. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

         (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, except as specifically set forth herein.

     SECTION 8. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) the Borrower has all requisite power and authority under applicable law and under its charter documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof; and (iv) each of the Borrower's representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

     SECTION 9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


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     SECTION  10.  GOVERNING  LAW.  This  Amendment  shall be  governed  by, and construed and interpreted in accordance with, the laws of the State of California (without reference to its choice of law rules).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


     POINT.360 (formerly known as VDI Multimedia)


     By:
         --------------------------------------------

     Name:

         --------------------------------------------

     Title:

         --------------------------------------------



     UNION BANK OF CALIFORNIA, N.A.,

     as Agent and a Lender



     By:
         --------------------------------------------

     Name:

         --------------------------------------------

     Title:

         --------------------------------------------



     SANWA BANK CALIFORNIA, as a Lender



     By:
         --------------------------------------------

     Name:

         --------------------------------------------

     Title:

         --------------------------------------------



     U.S. BANK NATIONAL ASSOCIATION, as a Lender

     By:
         --------------------------------------------

     Name:

         --------------------------------------------

     Title:

         --------------------------------------------


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                                                       SCHEDULE 2.1



                                  COMMITMENTS
                                  -----------

                                                     REVOLVING LOAN
               LENDER                                  COMMITMENT
               ------                                --------------

Union Bank of California, N.A.                         $16,694,444

United California Bank                                 $ 6,677,778

U.S. Bank National Association                         $ 6,677,778
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Total                                                  $30,050,000